Exhibit 99.3

Icon Bioscience, Inc.

Financial Statements

December 31, 2017 and 2016

Exhibit 99.3

Board of Directors

Icon Bioscience, Inc.

Newark, California

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Icon Bioscience, Inc. (the Company), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Icon Bioscience, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and negative cash flows from operations since inception and, as of December 31, 2017, has an accumulated deficit of $59,522,633. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

As discussed in Note 1 to the financial statements, the Company entered into a letter of intent in December 2017 for the planned sale of all of its outstanding shares of capital stock, which is expected to close in March 2018.

/s/ Frank, Rimerman + Co. LLP

Palo Alto, California

March 27, 2018

Icon Bioscience, Inc.

Balance Sheets

	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$400,685	$2,337,245
Prepaid expenses and other current assets	70,049	218,937

Total current assets	470,734	2,556,182
Property and Equipment, net	2,178	108,025

Total assets	$472,912	$2,664,207

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$634,876	$684,391
Accrued expenses and other current liabilities	1,373,201	611,735
Convertible notes payable, net of discounts	9,194,116	4,750,625

Total current liabilities	11,202,193	6,046,751
Convertible Notes Payable, net of current portion and discounts	—	89,472
Commitments and Contingencies (Notes 1, 4, 5, 7 and 10)
Stockholders’ Deficit
Series B redeemable convertible preferred stock, $0.00001 par value; 393,734 shares authorized; 337,779 shares issued and outstanding (aggregate liquidation preference of $22,852,960)	22,766,640	21,592,084
Series A redeemable convertible preferred stock, $0.00001 par value; 403,301 shares authorized; 401,401 shares issued and outstanding (aggregate liquidation preference of $16,043,195)	16,043,195	16,043,195
Common stock, $0.00001 par value; 2,096,699 shares authorized; 500,848 shares issued and outstanding	5	5
Additional paid-in capital	9,983,512	8,403,851
Accumulated deficit	(59,522,633)	(49,511,151)

Total stockholders’ deficit	(10,729,281)	(3,472,016)

Total liabilities and stockholders’ deficit	$472,912	$2,664,207

See Independent Auditors’ Report and Notes to Financial Statements

Icon Bioscience, Inc.

Statements of Operations

	Years Ended December 31,
	2017	2016
Operating Expenses
General and administration	$1,294,931	$1,510,908
Research and development	2,367,556	4,720,341

Total operating expenses	3,662,487	6,231,249
Other Income (Expense), net	(34,843)	44,780
Interest Expense	(5,139,596)	(1,706,089)

Net Loss	$8,836,926	$7,892,558

See Independent Auditors’ Report and Notes to Financial Statements

Icon Bioscience, Inc.

Statement of Stockholders’ Equity (Deficit)

Years Ended December 31, 2017 and 2016

									Total
	Redeemable Convertible Preferred Stock						Additional		Stockholders’
	Series B		Series A		Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances, December 31, 2015	337,779	$20,469,348	400,300	$15,999,190	500,848	$5	$4,959,534	$(40,495,857)	$932,220
Exercise of preferred stock warrants	—	—	1,101	44,005	—	—	—	—	44,005
Accretion of Series B redeemable convertible preferred stock issuance costs	—	86,320	—	—	—	—	—	(86,320)	—
Accretion of Series B redeemable convertible preferred stock dividends	—	1,036,416	—	—	—	—	—	(1,036,416)	—
Issuance of common stock warrants in connection with convertible notes payable, including beneficial conversion feature	—	—	—	—	—	—	3,059,657	—	3,059,657
Stock-based compensation	—	—	—	—	—	—	384,660	—	384,660
Net loss	—	—	—	—	—	—	—	(7,892,558)	(7,892,558)

Balances, December 31, 2016	337,779	21,592,084	401,401	16,043,195	500,848	5	8,403,851	(49,511,151)	(3,472,016)
Accretion of Series B redeemable convertible preferred stock issuance costs	—	86,320	—	—	—	—	—	(86,320)	—
Accretion of Series B redeemable convertible preferred stock dividends	—	1,088,236	—	—	—	—	—	(1,088,236)	—
Issuance of common stock warrants in connection with convertible notes payable, including beneficial conversion feature	—	—	—	—	—	—	1,276,054	—	1,276,054
Stock-based compensation	—	—	—	—	—	—	303,607	—	303,607
Net loss	—	—	—	—	—	—	—	(8,836,926)	(8,836,926)

Balances, December 31, 2017	337,779	$22,766,640	401,401	$16,043,195	500,848	$5	$9,983,512	$(59,522,633)	$(10,729,281)

See Independent Auditors’ Report and Notes to Financial Statements

Icon Bioscience, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(8,836,926)	$(7,892,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,579	79,713
Stock-based compensation	303,607	384,660
Amortization of debt discounts	4,363,695	1,253,586
(Gain) loss on disposal of property and equipment	34,588	(13,324)
Change in fair value of preferred stock warrant liability	—	(32,874)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	148,888	(59,400)
Accounts payable	(49,515)	59,980
Accrued expenses and other current liabilities	761,466	444,606

Net cash used in operating activities	(3,271,618)	(5,775,611)
Cash Flows from Investing Activities
Cash received from disposal of property and equipment	68,680	64,601

Net cash provided by investing activities	68,680	64,601
Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable	1,276,337	3,381,978
Borrowing costs paid	(9,959)	(12,705)
Proceeds from the exercise of preferred stock warrants	—	44,005

Net cash provided by financing activities	1,266,378	3,413,278

Net Decrease in Cash and Cash Equivalents	(1,936,560)	(2,297,732)
Cash and Cash Equivalents, beginning of year	2,337,245	4,634,977

Cash and Cash Equivalents, end of year	$400,685	$2,337,245

See Independent Auditors’ Report and Notes to Financial Statements

Icon Bioscience, Inc.

Statements of Cash Flows (continued)

	Years Ended December 31,
	2017	2016
Supplemental Schedule of Non-Cash Financing Activities
Accretion of Series B redeemable convertible preferred stock dividends	$1,088,236	$1,036,416

Accretion of Series B redeemable convertible preferred stock issuance costs	$86,320	$86,320

Issuance of common stock warrants in connection with convertible notes payable, including beneficial conversion feature	$1,276,054	$3,059,657

See Independent Auditors’ Report and Notes to Financial Statements

Icon Bioscience, Inc.

Notes to Financial Statements

1.	Nature of Business and Management’s Plans Regarding Financing of Future Operations

Nature of Business

Icon Bioscience, Inc. (the Company) was incorporated in the state of Delaware as a Subchapter C corporation on December 30, 2004.

Headquartered in Newark, California, the Company is a specialty biopharmaceutical company focused on the development and commercialization of unique ophthalmic pharmaceuticals based on its patented and proprietary Verisome® drug delivery technology. The technology encompasses a broad number of related, but distinct, drug delivery systems capable of incorporating an extensive range of active agents, including small molecules, proteins and monoclonal antibodies. Moreover, this drug delivery platform is a highly advanced, yet elegantly formulated system for controlling the release of medication within the eye for up to a year through the administration of a single injection. The technology’s versatility can support products individually formulated to meet the particular clinical requirements of a given active agent targeting a specific ophthalmic disease. The Company is actively developing a broad portfolio of specialty pharmaceuticals targeting several ophthalmic indications, including macular edema, glaucoma, age-related macular degeneration and cataract surgery.

On June 26, 2017, the Company announced that it has received notification from the Food and Drug Administration (FDA) of the acceptance of the Company’s New Drug Application (NDA) filing for DEXYCU® (IBI-10090) (Dexamethasone Intraocular Suspension), a dropless, long-acting therapeutic for treating inflammation associated with cataract surgery. On February 12, 2018, the Company announced that the FDA has approved the Company’s NDA for DEXYCU®.

In December 2017, the Company entered into a letter of intent for the planned sale of all of its outstanding shares of capital stock to pSivida Corp., a publicly traded company (Note 10).

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

1.	Nature of Business and Management’s Plans Regarding Financing of Future Operations (continued)

Management’s Plans Regarding the Financing of Future Operations

Since inception, the Company has relied on debt and equity financing to fund its operating activities. The Company has experienced losses since its inception and has an accumulated deficit of $59,522,633 as of December 31, 2017. The Company has not commenced planned operations and will continue to devote substantially all of its efforts to developing its technology, products and markets, and recruiting personnel. These uncertainties raise substantial doubt as to the Company’s ability to continue as a going concern. During January, February and March 2018, the Company issued additional convertible notes payable for an aggregate amount of $910,911 (Note 10). The Company intends to raise additional financing to sustain its operations until it generates adequate operative cash flows, should the planned sale of its capital stock not be completed. However, there can be no assurance the Company will be successful securing additional financing or generating sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company was unable to continue as a going concern.

2.	Significant Accounting Policies

Cash and Cash Equivalents:

The Company considers all highly-liquid investments purchased with maturities of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

Property and Equipment:

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, generally three to five years. Repairs and maintenance are charged to operations as incurred.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying cost amount or fair value less cost to sell. The Company did not record any impairment of long-lived assets through December 31, 2017.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Research and Development Costs:

Research and development costs are expensed as incurred. Research and development costs consist primarily of salaries and benefits, consultant fees, and other direct costs associated with product development.

Concentration of Credit Risk:

Financial instruments that may subject the Company to concentration of credit risk consist of cash and cash equivalents. The Company maintains its cash and cash equivalents at one financial institution. The Company is exposed to credit risk in the event of default by a financial institution to the extent that cash deposits are in excess of the amount that is insured by the Federal Deposit Insurance Corporation (FDIC). The Company’s deposits exceeded the amount insured by the FDIC. The Company has not experienced any losses on its deposits through December 31, 2017.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for all stock option grants using the fair value method and stock-based compensation is recognized as the underlying options vest.

Stock-based compensation for options or warrants granted to non-employees is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Stock-based compensation for options granted to non-employees is periodically remeasured as the underlying options vest.

Convertible Preferred Stock Warrants:

The Company accounted for outstanding warrants exercisable into shares of the Company’s redeemable convertible preferred stock in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 480, Distinguishing Liabilities from Equity. Under ASC 480, the Company is required to classify certain warrants to purchase shares of stock as liabilities and adjust the warrant instruments to fair value at each reporting period. At the end of each reporting period, changes in fair value during the period were recognized as a component of other income (expense).

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Fair Value Measurements:

The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those financial instruments.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An investment’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s preferred stock warrant liability had been valued using externally developed models and was classified within Level 3 of the fair value hierarchy. The changes in fair value of the liability are summarized below:

Fair value, December 31, 2015	$32,874
Change in fair value recorded as other income	(32,874)

Fair value, December 31, 2016 and 2017	$—

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. A valuation allowance is provided against the Company’s deferred income tax assets when realization is not reasonably assured.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported amount of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates.

Risks and Uncertainties:

The Company is subject to a number of risks associated with companies at a development stage, including dependence on key individuals, competition from similar products and larger companies, volatility of the industry, ability to obtain adequate financing to support growth, the ability to attract and retain additional qualified personnel to manage the anticipated growth of the Company and general economic conditions.

All of the products being developed by the Company require approval from the U.S. Food and Drug Administration, or other regulatory agencies prior to commercial sales. There can be no assurance the Company’s future products will receive the necessary approvals. Should these required approvals be delayed or denied for any of the Company’s products, it may have a materially adverse effect on the Company’s intended operations.

Recent Accounting Pronouncements Not Yet Effective:

Revenue:

In May 2014, the FASB issued ASC Topic 606, Revenue from Contracts with Customers. This standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that reflects the consideration to which the entity expects to be entitled to in exchange for those goods and services.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

The standard will replace most existing revenue recognition guidance generally accepted in the United States of America. Topic 606 is effective for the Company as of January 1, 2019, and permits the use of either a retrospective or cumulative effect transition method. The Company will consider a transition method evaluate the effect Topic 606 will have on its financial statements and related disclosures upon commencement of planned operations.

Leases:

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases. This standard requires all entities that lease assets with terms of more than 12 months to capitalize the assets and related liabilities on the balance sheet.

The standard is effective for the Company as of January 1, 2020 and requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect ASU 2016-02 will have on its financial statements and related disclosures. Management expects the assets leased under operating leases with terms of more than 12 months will be capitalized together with the related lease obligations on the balance sheet upon the adoption of ASU 2016-02.

Stock-Based Compensation:

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 requires recognition of the income tax effects of vested or settled awards in operations and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The standard is effective for the Company as of January 1, 2018. The Company is currently evaluating the effect ASU 2016-09 will have on its financial statements and related disclosures.

Reclassifications:

Certain prior period amounts within the financial statements have been reclassified to conform to the current year presentation.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

3.	Property and Equipment

Property and equipment consists of the following at December 31:

	2017	2016
Machinery and lab equipment	$79,386	$643,280
Computer equipment	7,689	7,689
Leasehold improvements	—	23,350

	87,075	674,319
Less accumulated depreciation and amortization	84,897	566,294

	$2,178	$108,025

4.	Convertible Notes Payable

In November and December 2015, the Company issued convertible notes payable for an aggregate amount of $4,833,880 (2015 Notes). In January, April, November and December 2016, the Company issued convertible notes payable for an aggregate amount of $3,381,978 (2016 Notes). In January, April, May, July and December 2017, the Company issued convertible notes payable for an aggregate amount of $1,276,337 (2017 Notes). The notes bear interest at the rate of 8% per annum, compounded monthly, and are due on March 31, 2018, or upon the consummation of an acquisition or the occurrence of default, as defined in the most recent amended agreements. The notes include a contingent beneficial conversion feature allowing the note holders to convert the notes into shares of redeemable convertible preferred stock at a discount of 20% from the issuance price in the Company’s next round of qualified equity financing, as defined in the agreements. The performance contingency will be triggered by future events not controlled by the Company and will be measured when the triggering event occurs. Under the terms of the 2015 Notes, if the notes are not converted prior to the closing date of an acquisition, 200% of the principal balance, plus all accrued but unpaid interest, is payable upon the closing of the acquisition. Under the terms of the 2016 and 2017 Notes, if the notes are not converted prior to the closing date of an acquisition, 300% of the principal balance, plus all accrued but unpaid interest, is payable upon the closing of the acquisition.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

4.	Convertible Notes Payable (continued)

In December 2015, the Company issued warrants to purchase 57,512 shares of common stock in connection with the 2015 Notes. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire in January 2021. The relative fair value of the warrants on the date of issuance was determined to be $805,276 using the Black-Scholes option pricing model, assuming a risk-free interest rate of 1.46%, an expected life of five years, expected volatility of 99% and no dividends. The warrants were recorded as a debt discount and within additional paid-in capital on the accompanying balance sheets, which is being amortized to interest expense using the effective interest method over the term of the notes. The warrants remain outstanding as of December 31, 2017.

After allocating $805,276 to the warrants, the conversion feature under the notes was considered a beneficial conversion feature. As a result, the Company recorded an additional $805,275 discount to the notes and within additional paid-in capital. The additional discount to the debt is being amortized to interest expense over the repayment term of the notes using the effective interest method.

In January and December 2016, the Company issued warrants to purchase 156,212 shares of common stock in connection with the 2016 Notes. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire five years from issuance. The relative fair value of the warrants on the date of issuance was determined to be $1,529,829 using the Black-Scholes option pricing model, assuming a risk-free interest rate of between 1.57%—1.73%, an expected life of 5 years, an expected volatility between 99%—118% and no dividends. The warrants were recorded as a debt discount and within additional paid-in capital on the accompanying balance sheets, which is being amortized to interest expense using the effective interest method over the term of the notes. The warrants remain outstanding as of December 31, 2017.

After allocating $1,529,829 to the warrants, the conversion feature under the notes was considered a beneficial conversion feature. As a result, the Company recorded an additional $1,529,828 discount to the notes and within additional paid-in capital. The additional discount to the debt is being amortized to interest expense over the repayment term of the notes using the effective interest method.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

4.	Convertible Notes Payable (continued)

In January, May, and July 2017 and March 2018, the Company issued warrants to purchase 72,644 shares of common stock in connection with the 2017 Notes. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire five years from issuance. The relative fair value of the warrants on the date of issuance was determined to be $638,027 using the Black-Scholes option pricing model, assuming a risk-free interest rate of between 1.76%—2.22%, an expected life of 5 years, expected volatility of 118% and no dividends. The warrants were recorded as a debt discount and within additional paid-in capital on the accompanying balance sheets, which is being amortized to interest expense using the effective interest method over the term of the notes. The warrants remain outstanding as of December 31, 2017.

After allocating $638,027 to the warrants, the conversion feature under the notes was considered a beneficial conversion feature. As a result, the Company recorded an additional $638,027 discount to the notes and within additional paid-in capital. The additional discount to the debt is being amortized to interest expense over the repayment term of the notes using the effective interest method.

In 2017, the Company amortized $4,338,822 of interest expense on the accompanying statement of operations relating to the discounts ($1,235,483 in 2016). The unamortized debt discount was $288,120 as of December 31, 2017 ($3,350,888 as of December 31, 2016).

In addition, the Company paid legal costs associated with the convertible notes payable totaling $9,960 in 2017 ($12,705 in 2016). The legal fees were recorded as debt discounts. The discounts are being amortized to interest expense using the effective interest method over the terms of the notes. In 2017, the Company amortized $24,873 of interest expense on the accompanying statement of operations relating to the discounts ($18,103 in 2016). The unamortized debt discount was $9,960 as of December 31, 2017 ($24,873as of December 31, 2016).

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

5.	Commitments and Contingencies

Indemnification Agreements:

The Company enters into indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third party with respect to its technology. The term of these indemnification agreements is generally perpetual.

The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. The Company has also entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of the individual. The Company currently has directors and officers insurance.

The Company believes the estimated fair value of any obligation from these indemnification agreements is minimal; therefore, these financial statements do not include a liability for any potential obligations as of December 31, 2017 or 2016.

Legal:

In the normal course of business, the Company may receive inquiries or become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material adverse effect on the Company’s financial position or results of operations.

Operating Leases:

The Company’s lease for its office facility in Sunnyvale expired in June 2017. The Company began leasing office space at an office facility in Newark, California under a non-cancelable operating lease agreement that expires in May 2018. Rent expense was $80,664 in 2017 ($94,552 in 2016). Under the terms of the lease agreements, the Company was also responsible for certain insurance, property tax and maintenance expenses. Future minimum rental payments under the non-cancelable operating lease are $24,000 in 2018.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

6.	Income Taxes

The Company applies the provisions set forth in FASB ASC Topic 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain income tax positions based on its understanding and interpretation of income tax laws. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company’s financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the “more likely than not” criterion for recognizing the income tax benefit of uncertain income tax positions, and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of these positions and believes that its income tax filing positions and deductions will be sustained upon examination. Accordingly, no reserve for uncertain income tax positions or related accruals for interest and penalties have been recorded as of December 31, 2017 and 2016. In the event the Company should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. The Company’s net deferred income tax assets as of December 31, 2017 were approximately $24,993,000 ($18,310,000 as of December 31, 2016), and have been fully offset by a valuation allowance, as their realization is not reasonably assured. These deferred income tax assets consist primarily of net operating losses which may be carried forward to offset future income tax liabilities.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation, commonly known as the Tax Cuts and Jobs Act (Tax Act). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, reducing the corporate tax rate from 35% to 21%. The federal deferred income tax assets at December 31, 2017 are tax-effected at 21% whereas the deferred income tax assets at December 31, 2016 were tax-effected at 35%. At December 31, 2017, the Company has federal and state net operating loss carryforwards of $43,980,000 and $34,221,000, respectively ($40,657,000 and $34,221,000, respectively, as of December 31, 2016). These federal and state operating loss carryforwards begin to expire in 2025. Additionally, the Company has federal and state research and development and other income tax credits totaling $1,396,000 and $1,305,000, respectively, as of December 31, 2017 ($1,256,000 and $1,143,000, respectively, as of December 31, 2016). The federal income tax credits begin to expire in 2025. The state income tax credits may be carried forward indefinitely.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

6.	Income Taxes (continued)

Section 382 of the Internal Revenue Code limits the use of net operating losses in certain situations where changes occur in stock ownership of a company. If the Company should have an ownership change of more than 50% of the value of the Company’s capital stock, utilization of the carryforwards could be restricted.

The Company files income tax returns in the U.S. federal jurisdiction and the state of California. The Company believes all tax years remain open to examinations by the appropriate government agencies in the federal and state jurisdictions.

7.	Capital Stock

Redeemable Convertible Preferred Stock:

As of December 31, 2017, the Company is authorized to issue 903,301 shares of redeemable convertible preferred stock with a par value of $0.00001 per share. The Board of Directors has designated 403,301 shares as Series A redeemable convertible preferred stock (Series A) and 393,734 shares as Series B redeemable convertible preferred stock (Series B) (collectively, Preferred Stock). The remaining 106,266 shares relate to non-designated redeemable convertible preferred stock.

The rights, preferences, privileges and restrictions for the holders of Preferred Stock are as follows:

Dividends:

The holders of Series B are entitled to receive a cumulative annual dividend at the rate of 5% per annum of the original issuance share price of $54.86 per share, until the occurrence of a liquidating event, dissolution or winding up of the Company or a qualified initial public offering. As of December 31, 2017, the Company has recorded cumulative dividends in the amount of $4,322,404 ($3,234,168 as of December 31, 2016) as an increase to Series B and a corresponding increase to accumulated deficit.

The holders of Series A are entitled to receive non-cumulative dividends prior and in preference to common stock, at the rate of 5% per annum of the original issuance share price of $39.968 per share, when and if declared by the Board of Directors, before any dividend is declared or paid on any shares of common stock.

The Board of Directors has not declared any dividends on the outstanding Preferred Stock or common stock since inception.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

7.	Capital Stock (continued)

Redeemable Convertible Preferred Stock: (continued)

Voting:

The holders of Preferred Stock have voting rights equal to the number of shares of common stock into which each share is converted. Each holder of common stock is entitled to one vote per share of common stock held by such holder.

The Board of Directors consist of five members. The holders of Series A, voting together as a separate class, on an as-converted basis, are entitled to elect one member to the Board of Directors. The holders of Series B, voting together as a separate class, on an as-converted basis, are entitled to elect one member to the Board of Directors. The holders of common stock, voting as a separate class, are entitled to elect two members to the Board of Directors. The holders of Preferred Stock and common stock, voting together as a single class on an as-converted basis, are entitled to elect one member to the Board of Directors.

Liquidation:

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B will be entitled to receive, prior and in preference to any distributions to the holders of Series A and common stock, $54.86 per share, as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like, plus all cumulative but unpaid dividends. If the assets legally available for distribution to the holders of Series B are insufficient to satisfy the full liquidation preference of Series B, the funds will be distributed ratably to the holders of Series B.

After payment of the full liquidation preference of Series B, the holders of the Series A will be entitled to receive, prior and in preference to any distributions to the holders of common stock, $39.968 per share, as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like, plus all declared but unpaid dividends. If the assets legally available for distribution to the holders of Series A are insufficient to satisfy the full liquidation preference of Series A, the funds will be distributed ratably to the holders of Series A.

After payment of the full liquidation preference of Preferred Stock, the remaining assets of the Company, if any, will be distributed ratably among the holders of Preferred Stock and common stock, on an as-converted basis.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

7.	Capital Stock (continued)

Redeemable Convertible Preferred Stock: (continued)

Conversion:

At the option of the holder, each share of Preferred Stock is convertible into shares of common stock at any time, according to a conversion ratio, subject to adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like.

Each share of Preferred Stock automatically converts into the number of shares of common stock upon the completion of a qualifying initial public offering with aggregate gross cash proceeds to the Company exceeding $35,000,000 and the price of common stock is at least $164.58 per share, or upon the receipt by the Company of the vote or written consent of the holders of at least 50% and 66.7% of the outstanding shares of Series A and Series B, respectively, each voting as a separate series, and on an as-converted basis. As of December 31, 2017, the conversion price is $39.968 and $54.86 for Series A and Series B, respectively.

Redemption:

At any time after December 31, 2018 and after the receipt by the Company of a written request from the holders of at least two-thirds of the then outstanding shares of Series B, all of the then outstanding shares of Series B will be redeemed within six months from the filing of the redemption notice. The Company will pay cash in exchange for such shares an amount equal to the greater of the fair value of Series B, as defined in the Certificate of Incorporation, or the Series B liquidation preference. If the funds legally available for redemption of the Preferred Stock are insufficient to permit the payment to such holders, the unpaid balance on each share will accrue interest at the rate of the lower of 10% per annum and the maximum interest rate permitted by law, payable monthly in arrears or upon the earlier of the unpaid balance.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

7.	Capital Stock (continued)

Redeemable Convertible Preferred Stock: (continued)

Protective Provisions:

The holders of Preferred Stock have certain protective provisions. As long as shares of Preferred Stock are issued and outstanding, the Company cannot, without the approval of at least the requisite majority (as defined in the Certificate of Incorporation) of the holders of Preferred Stock, voting together as a single class, take any action that: (i) amends the Certificate of Incorporation or Bylaws of the Company that would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the holders of Preferred Stock, which includes the creation of any new class or series of stock that is senior to or pari passu with Preferred Stock; (ii) declares or pays any dividend or distribution of any shares of capital stock; (iii) redeems or repurchases shares of Preferred Stock or common stock, other than share of common stock issued to employees, officers directors and other service providers upon termination of their employment or service; (iv) incurs, creates, guarantees or assumes indebtedness in excess of $1,000,000; or (v) consummates any sale, exclusive license, lease or other transfer or disposal of assets individually or in aggregate in excess of $1,000,000.

Common Stock:

The Company is authorized to issue 2,096,699 shares of common stock with a par value of $0.00001 per share.

Common Stock Warrants:

In August 2013, the Company issued warrants to purchase in aggregate 2,461 shares of common stock in connection with the Series B financing. The warrants were immediately exercisable, have an exercise price of $54.86 per share, and expire in August 2023. The warrants were recorded as equity issuance costs and within additional paid-in capital on the accompanying balance sheets. The warrants remain outstanding as of December 31, 2017.

In December 2015, the Company issued warrants to purchase in aggregate 57,512 shares of common stock in connection with the convertible notes payable. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire in January 2021. The warrants remain outstanding as of December 31, 2017.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

7.	Capital Stock (continued)

Common Stock Warrants: (continued)

In January and December 2016, the Company issued warrants to purchase in aggregate 156,212 shares of common stock in connection with the convertible notes payable. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire between January 2021 and December 2021. The warrants remain outstanding as of December 31, 2017.

In January, May, and July 2017 and March 2018 (in connection with the convertible notes payable issued in December 2017), the Company issued warrants to purchase in aggregate 72,644 shares of common stock in connection with the convertible notes payable. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire between January 2022 and January 2023. The warrants remain outstanding as of December 31, 2017.

Preferred Stock Warrants:

In September 2011, in connection with the Series A financing, the Company issued warrants to purchase 3,001 shares of Series A at $39.968 per share. Warrants totaling 1,101 shares of Series A were exercised in August 2016. The remaining warrants expired in August 2016. As a result, the Company recognized $32,874 as other income in the 2016 statement of operations.

8.	Stock Incentive Plan

In October 2007, the Company adopted the 2007 Stock Incentive Plan (the Plan). Under the terms of the Plan, the Company may issue stock options to purchase shares of common stock, restricted stock, restricted stock units and stock appreciation rights of common stock to directors, employees and consultants. The Company has reserved 170,291 shares of common stock for issuance under the Plan as of December 31, 2017.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

8.	Stock Incentive Plan (continued)

Under the Plan, the Board of Directors may grant incentive stock options or non-statutory stock options. Incentive stock options may only be granted to Company employees. The exercise price of incentive stock options and non-statutory stock options cannot be less than 100% of the fair value per share of the Company’s common stock on the grant date. If an individual owns more than 10% of the Company’s outstanding capital stock, the price of each share will be at least 110% of the fair value. Fair value is determined by the Board of Directors. Options generally vest 25% with a one-year cliff and then vest ratably on a monthly basis over three years from the vesting commencement date. The option term is no longer than five years for incentive stock options for which the grantee owns greater than 10% of the Company’s capital stock and no longer than 10 years for all other options. The Company has a repurchase option on unvested restricted stock exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason. The Company’s repurchase right lapses in accordance with the vesting terms.

Stock-based compensation is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the statements of operations for stock-based compensation arrangements and no stock-based compensation costs are capitalized as of December 31, 2017 and 2016. In 2017, the Company recognized $221,111 of stock-based compensation related to options granted to employees ($268,500 in 2016).

The fair value of each award to employees is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions in 2016: expected life of 6.08 years, risk-free interest rate of 1.47%; expected volatility of 118%; and no dividends during the expected life. There were no options granted to employees in 2017. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

8.	Stock Incentive Plan (continued)

Stock option activity under the Plan is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted- Average Exercise Price
Balances, December 31, 2015	40,067	129,776	$15.52
Granted	(32,375)	32,375	16.81
Canceled	7,900	(7,900)	10.21

Balances, December 31, 2016	15,592	154,251	16.07
Canceled	8,504	(8,504)	16.81

Balances, December 31, 2017	24,096	145,747	$16.02

Weighted-average remaining contractual life of outstanding options:			4.88 years

Future stock-based compensation for unvested employee options granted and outstanding as of December 31, 2017 is $21,000, to be recognized over a remaining requisite service period of 0.16 years.

As of December 31, 2017, there were 128,669 shares vested with a weighted-average exercise price of $15.79 per share and a weighted-average remaining contractual life of 4.51 years.

The Company also uses the fair value method to value options granted to non-employees. In connection with its grant of options to non-employees, the Company recognized stock-based compensation of $82,496 in 2017 ($116,160 in 2016). The fair value of each award to employees was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for options granted in 2016: contractual life of 10 years; risk-free interest rate of 1.13%; expected volatility of 118%; and no dividends during the expected life. Expected volatility is based on historical volatilities of public companies operating in the Company’s industry. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. There were no options granted to non-employees in 2017.

The weighted-average grant date fair value of options granted was $14.72 in 2016.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

9.	Employee Benefit Plan

The Company has a 401(k) plan. All employees are eligible to participate in the 401(k) plan after meeting certain eligibility requirements. Participants may elect to have a portion of their salary deferred and contributed to the 401(k) plan up to the limit allowed under the Internal Revenue Code. The Company has made no discretionary contributions to the 401(k) plan through December 31, 2017.

10.	Subsequent Events

Merger Agreement:

In December 2017, the Company entered into a letter of intent for the planned sale of all of its outstanding shares of capital stock to pSivida Corp. Upon closing, the Company will become a wholly-owned subsidiary of pSivida Corp. The transaction is scheduled to close on March 28, 2018.

Convertible Notes Payable:

In January, February and March 2018, the Company issued convertible notes payable for an aggregate amount of $910,911 (the 2018 Notes). The notes bear interest at the rate of 8% per annum, compounded monthly and are due at the earliest of: (a) March 31, 2018; (b) the consummation of an acquisition; or (c) the occurrence of an event of default, as defined in the agreements.

The notes include a contingent beneficial conversion feature allowing the note holders to convert the notes into shares of redeemable convertible preferred stock at a discount of 20% from the issuance price in the Company’s next round of qualified equity financing, as defined in the agreements. Under the terms of the notes, if the notes are not converted prior to the closing date of an acquisition, 300% of the principal balance, plus all accrued but unpaid interest, is payable upon the closing of the acquisition.

In March 2018, the Company issued warrants to purchase an aggregate of 72,583 shares of common stock in connection with the 2018 Notes. The warrants were immediately exercisable, have an exercise price of $0.01 per share, and expire in March 2023.

Employee Benefit Plan:

In March 2018, the Company terminated the 401(k) plan in connection with the planned sale of its capital stock.

See Independent Auditors’ Report

Icon Bioscience, Inc.

Notes to Financial Statements

10.	Subsequent Events (continued)

Subsequent events have been evaluated through the date of the independent auditors’ report which is the date the financial statements were approved by the Company and available to be issued.

See Independent Auditors’ Report